UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2014

QUARTET MERGER CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36139	46-2596459
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

777 Third Avenue, 37th Floor, New York, New York 10017

(Address of Principal Executive Offices) (Zip Code)

(212) 319-7676

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

On September 29, 2014, Quartet Merger Corp. (“Quartet”) held a Special Meeting of Stockholders in lieu of an Annual Meeting (the “Meeting”). At the Meeting, the Quartet’s stockholders acted on the following proposals:

1. To adopt the Agreement and Plan of Reorganization (“Merger Agreement”), dated as of April 30, 2014, by and among Quartet, Holdco, Quartet Merger Sub, Ltd., Pangaea Logistics Solutions Ltd. (now known as Bulk Partners (Bermuda) LTD.) (“Former Pangaea”) and the securityholders of Former Pangaea, and to approve the business combination contemplated by the Merger Agreement.

Votes For	Votes Against	Abstain
9,916,959	849,156	0

2a. To approve the following difference between the constitutional documents of Holdco to be in effect following the mergers and the current amended and restated certificate of incorporation of Quartet: the name of the new public entity will be “Pangaea Logistics Solutions Ltd.” as opposed to “Quartet Merger Corp.”

Votes For	Votes Against	Abstain
9,835,701	0	930,414

2b. To approve the following difference between the constitutional documents of Holdco to be in effect following the mergers and the current amended and restated certificate of incorporation of Quartet: Holdco will have 100,000,000 authorized common shares and 1,000,000 authorized preferred shares, as opposed to Quartet having 15,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock.

Votes For	Votes Against	Abstain
9,835,701	0	930,414

2c. To approve the following difference between the constitutional documents of Holdco to be in effect following the mergers and the current amended and restated certificate of incorporation of Quartet: Holdco’s corporate existence will be perpetual as opposed to Quartet’s corporate existence terminating if a business combination is not consummated by Quartet within a specified period of time.

Votes For	Votes Against	Abstain
9,886,801	0	879,314

2d. To approve the following difference between the constitutional documents of Holdco to be in effect following the mergers and the current amended and restated certificate of incorporation of Quartet: Holdco’s bye-laws will not include the various provisions applicable only to specified purpose acquisition corporations that Quartet’s amended and restated certificate of incorporation contains.

Votes For	Votes Against	Abstain
9,835,701	0	930,414

3. To approve the adoption of the 2014 Share Incentive Plan which authorizes the award of share-based incentives in order to attract, retain, motivate, and reward certain key employees, officers, directors, and consultants of Holdco.

Votes For	Votes Against	Abstain
9,657,866	177,835	930,414

Because the proposal to adopt the Merger Agreement and to approve the business combination contemplated by the Merger Agreement was approved, the proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies was not presented at the Special Meeting.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2014

QUARTET MERGER CORP.

By:	/s/ David Sgro
	Name:	David Sgro
	Title:	Chief Financial Officer

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